Exhibit 99.1

TopBuild (NYSE:BLD), the leading purchaser, installer and distributor of insulation products to the U.S. construction industry, reports strong third quarter 2017 results

•	10.1% Operating Margin, 10.3% on an Adjusted Basis
•	$0.88 Per Diluted Share Income from Continuing Operations,
•	$0.83 Per Diluted Share on an Adjusted Basis

Third Quarter Financial Highlights

(unless otherwise indicated, comparisons are to the quarter ended September 30, 2016)

•

Net sales increased 7.9% to $489.0 million, primarily driven by sales volume growth and price increases in both operating segments as well as through acquisitions. On a same branch basis, revenue increased 2.7% to $464.6 million.

•	Gross margin expanded 80 basis points to 24.7%.
•	Operating profit was $49.6 million, compared to $39.1 million. On an adjusted basis, operating profit was $50.3 million, compared to $39.6 million, a 27.0% improvement.
•	Operating margin was 10.1%, up 150 basis points. Adjusted operating margin improved 160 basis points to 10.3%.
•

Income from continuing operations was $31.4 million, or $0.88 per diluted share, compared to $24.6 million, or $0.65 per diluted share. Adjusted income from continuing operations was $29.7 million, or $0.83 per diluted share, compared to $23.8 million, or $0.63 per diluted share.

•

Adjusted EBITDA was $57.6 million, compared to $44.6 million, a 28.9% increase.  Incremental EBITDA margin was 36.0%. On a same branch basis, adjusted EBITDA was $53.7 million, a 20.3% increase, and incremental EBITDA margin was 74.2%.

•

The seven acquisitions completed over the past 18 months contributed $24.4 million of revenue.  Incremental EBITDA related to these acquisitions improved 380 basis points from second quarter 2017 to 16.3%.

•

At September 30, 2017, the Company had cash and cash equivalents of $18.5 million, availability under its revolving credit facility of $197.9 million and $100.0 million available under a delayed draw term loan for total liquidity of $316.4 million.

Jerry Volas, Chief Executive Officer, stated, “We continue to demonstrate the efficiency of our operating model through margin expansion and bottom line growth.  While there was some negative impact to our top line from weather related issues in the third quarter, this should be recovered in a future period.  Looking ahead we see continued strength in both the residential and commercial markets.  Our national scale should remain a strong competitive advantage for us as both capacity and labor continue to tighten.”

Nine Month Financial Highlights

(unless otherwise indicated, comparisons are to nine months ended September 30, 2016)

•	Net sales increased 8.2% to $1,404.9 million. On a same branch basis, revenue increased 4.2% to $1,352.0 million.
•	Gross margin expanded 140 basis points to 24.1%.
•	Operating profit was $86.9 million, compared to operating profit of $85.7 million. On an adjusted basis, operating profit was $121.0 million, compared to $87.8 million, a 37.9% improvement.
•	Operating margin was 6.2%, down 40 basis points. Adjusted operating margin improved 180 basis points to 8.6%.
•

Income from continuing operations was $53.1 million, or $1.44 per diluted share, compared to $51.3 million, or $1.35 per diluted share.  Adjusted income from continuing operations was $71.6 million, or $1.94 per diluted share, compared to $51.9 million, or $1.37 per diluted share.

•

Adjusted EBITDA was $139.7 million, compared to $102.5 million, a 36.3% increase.  Incremental EBITDA margin was 35.0%. On a same branch basis, adjusted EBITDA grew 29.6% to $132.7 million and incremental EBITDA margin was 56.1%.

Operating Segment Highlights ($ in 000s)

(comparisons are to the period ended Septebmer 30, 2016)

	3 Months	9 Months		3 Months	9 Months
	Ended	Ended		Ended	Ended
TruTeam	9/30/2017	9/30/2017	Service Partners	9/30/2017	6/30/2017
Sales	$333,238	$945,109	Sales	$181,146	$526,452
Change	11.1%	9.8%	Change	4.0%	5.4%

Operating Margin	12.3%	7.1%	Operating Margin	10.1%	9.7%
Change	160 bps	(90) bps	Change	120 bps	100 bps

Adj. Operating Margin	12.3%	10.3%	Adj. Operating Margin	10.1%	9.7%
Change	150 bps	220 bps	Change	120 bps	100 bps

Capital Allocation

Acquisitions

Year-to-date, the Company has completed six acquisitions, four concentrating on residential insulation and two on heavy commercial.  Combined, these acquisitions are expected to generate approximately $83 million of incremental revenue on an annual basis.

Share Repurchases

In conjunction with its previously announced accelerated share repurchase program, in the third quarter the Company made a payment of $100.0 million to Bank of America Merrill Lynch, using $30 million of cash on hand and borrowing $70 million under its revolving facility.  In exchange, the Company received approximately 1.5 million shares with a value of approximately $80 million. The remaining $20 million balance is expected to settle no later than the end of the first quarter of 2018.  Since January 1, 2016, the Company has repurchased 3.0 million shares of its common stock.

Volas stated, “Our plan is to utilize our excess free cash flow to expand our two business segments through strategic acquisitions.  We are very encouraged by our robust pipeline of prospects and are pleased with our successful track record of integrating the seven firms we’ve acquired these past 18 months.  Incremental EBITDA margin on these acquisitions has improved from 5.7% in the first quarter of 2017 to 16.3% today.”

2017 Revenue and Adjusted EBITDA Outlook

2017	Low	High
Revenue	$1,890M	$1,905M
Adjusted EBITDA	$190M	$195M

This outlook reflects management’s current view of present and future market conditions and is based on assumptions such as housing starts, general and administrative expenses, weighted average diluted shares outstanding and interest rates.  This outlook does not include any effects related to potential acquisitions or divestitures that may occur after the date of this press release.  Factors that could cause actual 2017 results to differ materially from TopBuild’s current expectations are discussed below and are also detailed in the Company’s 2016 Annual Report on Form 10-K and subsequent SEC reports.

Amendment to Corporate Governance Guidelines

The Company’s Board of Directors has amended its Corporate Governance Guidelines to adopt a majority voting policy whereby any nominee for director who receives more “withheld” votes than “for” votes in an uncontested election must submit a written offer to resign as director. Any such resignation will be reviewed by the Board’s Nominating and Corporate Governance Committee and, within 90 days after the election, the independent members of the Board will determine whether to accept, reject or take other appropriate action with respect to, the resignation, in furtherance of the best interests of the Company and its shareholders.

Additional Information

Quarterly supplemental materials, including a presentation that will be referenced on today’s conference call, are available on the “Investors” section of the Company’s website at www.topbuild.com.

Conference Call

A conference call to discuss third quarter 2017 financial results is scheduled for today, Tuesday, November 7, at 9:00 a.m. Eastern Time.  The call may be accessed by dialing (866) 460-4783.  The conference call will be webcast simultaneously on the “Investors” section of the Company’s website at www.topbuild.com.  A replay will be available for one week beginning at 11:00 a.m. Eastern Time and may be accessed by dialing (800) 633-8284 and entering the passcode: 21847871.

About TopBuild

TopBuild Corp., headquartered in Daytona Beach, Florida, is the leading purchaser, installer and distributor of insulation products to the U.S. construction industry. We provide insulation services nationwide through TruTeam®, which has over 175 branches, and through Service Partners® which distributes insulation from over 70 branches.  We leverage our national footprint to gain economies of scale while capitalizing on our local market presence to forge strong relationships with our customers.  To learn more about TopBuild please visit our website at www.topbuild.com.

Use of Non-GAAP Financial Measures

EBITDA, incremental EBITDA margin, the “adjusted” financial measures presented above, and figures presented on a “same branch basis” are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  The Company believes that these non-GAAP financial measures, which are used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods.   We define same branch sales as sales from branches in operation for at least 12 full calendar months.  Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP.  Additional information may be found in the Company’s filings with the Securities and Exchange Commission which are available on TopBuild’s website under “Investors” at www.topbuild.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act.  These forward-looking statements may address, among other things, our expected financial and operational results and the related assumptions underlying our expected results.  These forward-looking statements are distinguished by use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan” or “intend,” the negative of these terms, and similar references to future periods.  These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  Our forward-looking statements contained herein speak only as of the date of this press release.  Factors or events that we cannot predict, including those described in the risk factors contained in our filings with the Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements.  Although TopBuild believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved and it undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Relations and Media Contact

Tabitha Zane

tabitha.zane@topbuild.com
386-763-8801

(tables follow)

TopBuild Corp.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except per common share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net sales	$489,044	$453,102	$1,404,865	$1,298,715
Cost of sales	368,205	344,963	1,065,789	1,003,433
Gross profit	120,839	108,139	339,076	295,282

Selling, general, and administrative expense (exclusive of significant legal settlement, shown separately below)	71,277	69,038	222,181	209,623
Significant legal settlement	—	—	30,000	—
Operating profit	49,562	39,101	86,895	85,659

Other income (expense), net:
Interest expense	(2,479)	(1,271)	(5,767)	(4,315)
Loss on extinguishment of debt	—	—	(1,086)	—
Other, net	27	65	239	201
Other expense, net	(2,452)	(1,206)	(6,614)	(4,114)
Income from continuing operations before income taxes	47,110	37,895	80,281	81,545

Income tax expense from continuing operations	(15,717)	(13,329)	(27,139)	(30,246)
Income from continuing operations	31,393	24,566	53,142	51,299

Net income	$31,393	$24,566	$53,142	$51,299

Income per common share:
Basic:
Income from continuing operations	$0.90	$0.65	$1.47	$1.36
Net income	$0.90	$0.65	$1.47	$1.36

Diluted:
Income from continuing operations	$0.88	$0.65	$1.44	$1.35
Net income	$0.88	$0.65	$1.44	$1.35

TopBuild Corp.

Condensed Consolidated Balance Sheets and Other Financial Data (Unaudited)

(dollars in thousands)

	As of
	September 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$18,460	$134,375
Receivables, net of an allowance for doubtful accounts of $3,729 and $3,374 at September 30, 2017, and December 31, 2016, respectively	315,382	252,624
Inventories, net	116,781	116,190
Prepaid expenses and other current assets	15,043	23,364
Total current assets	465,666	526,553

Property and equipment, net	98,144	92,760
Goodwill	1,077,102	1,045,058
Other intangible assets, net	34,280	2,656
Deferred tax assets, net	19,469	19,469
Other assets	3,033	3,623
Total assets	$1,697,694	$1,690,119

LIABILITIES
Current liabilities:
Accounts payable	$242,617	$241,534
Revolving credit facility	5,000	—
Current portion of long-term debt	12,500	20,000
Accrued liabilities	81,199	64,399
Total current liabilities	341,316	325,933

Long-term debt	232,405	158,800
Deferred tax liabilities, net	193,980	193,715
Long-term portion of insurance reserves	37,396	38,691
Other liabilities	3,196	433
Total liabilities	808,293	717,572

EQUITY	889,401	972,547
Total liabilities and equity	$1,697,694	$1,690,119

	As of September 30,
	2017	2016
Other Financial Data
Working Capital Days†
Receivable days	49	45
Inventory days	30	29
Accounts payable days	80	76
Working capital	$189,547	$153,553
Working capital as a percent of sales (LTM)‡	10%	8.9%

† Adjusted for remaining acquisition day one balance sheet items ‡ Last 12 months sales have been adjusted for the pro forma effect of acquired branches

TopBuild Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(dollars in thousands)

	Nine Months Ended September 30,
	2017	2016
Net Cash Provided by (Used in) Operating Activities:
Net income	$53,142	$51,299
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,753	8,923
Share-based compensation	7,473	5,743
Loss on extinguishment of debt	1,086	—
Loss on sale or abandonment of property and equipment	614	2,399
Amortization of debt issuance costs	293	257
Amortization of contingent consideration	98	—
Provision for bad debt expense	2,498	2,696
Loss from inventory obsolescence	1,390	970
Deferred income taxes, net	266	476
Changes in certain assets and liabilities:
Receivables, net	(43,931)	(32,294)
Inventories, net	249	12,103
Prepaid expenses and other current assets	8,362	(3,162)
Accounts payable	(2,280)	(35,023)
Long-term portion of insurance reserves	—	(1,599)
Accrued liabilities	13,633	15,159
Other, net	(28)	(13)
Net cash provided by operating activities	54,618	27,934

Cash Flows Provided by (Used in) Investing Activities:
Purchases of property and equipment	(13,088)	(10,083)
Acquisition of businesses	(84,040)	(3,476)
Proceeds from sale of property and equipment	453	379
Other, net	178	93
Net cash used in investing activities	(96,497)	(13,087)

Cash Flows Provided by (Used in) Financing Activities:
Net transfer to Former Parent	—	(153)
Proceeds from issuance of long-term debt	250,000	—
Repayment of long-term debt	(183,125)	(10,000)
Payment of debt issuance costs	(2,150)	—
Proceeds from revolving credit facility	170,000	—
Repayments of revolving credit facility	(165,000)	—
Taxes withheld and paid on employees' equity awards	(4,475)	(1,668)
Repurchase of shares of common stock	(139,286)	(11,377)
Net cash used in financing activities	(74,036)	(23,198)

Cash and Cash Equivalents
Decrease for the period	(115,915)	(8,351)
Beginning of year	134,375	112,848
End of period	$18,460	$104,497

Supplemental disclosure of noncash investing activities:
Accruals for property and equipment	$154	$110

TopBuild Corp.

Segment Data (Unaudited)

(dollars in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change	2017	2016	Change
Installation
Sales	$333,238	$300,005	11.1%	$945,109	$860,924	9.8%

Operating profit, as reported	$40,862	$32,196		$66,985	$68,499
Operating margin, as reported	12.3%	10.7%		7.1%	8.0%

Significant legal settlement	—	—		30,000	—
Rationalization charges	139	115		720	1,009
Operating profit, as adjusted	$41,001	$32,311		$97,705	$69,508
Operating margin, as adjusted	12.3%	10.8%		10.3%	8.1%

Distribution
Sales	$181,146	$174,123	4.0%	$526,452	$499,268	5.4%

Operating profit, as reported	$18,300	$15,536		$50,806	$43,416
Operating margin, as reported	10.1%	8.9%		9.7%	8.7%

Rationalization charges	5	—		23	83
Operating profit, as adjusted	$18,305	$15,536		$50,829	$43,499
Operating margin, as adjusted	10.1%	8.9%		9.7%	8.7%

Total
Sales before eliminations	$514,384	$474,128		$1,471,561	$1,360,192
Intercompany eliminations	(25,340)	(21,026)		(66,696)	(61,477)
Net sales after eliminations	$489,044	$453,102	7.9%	$1,404,865	$1,298,715	8.2%

Operating profit, as reported - segment	$59,162	$47,732		$117,791	$111,915
General corporate expense, net	(5,187)	(4,966)		(19,503)	(15,716)
Intercompany eliminations and other adjustments	(4,413)	(3,665)		(11,393)	(10,540)
Operating profit, as reported	$49,562	$39,101		$86,895	$85,659
Operating margin, as reported	10.1%	8.6%		6.2%	6.6%

Significant legal settlement	—	—		30,000	—
Rationalization charges†	404	435		3,399	2,090
Acquisition related costs	310	55		748	55
Operating profit, as adjusted	$50,276	$39,591		$121,042	$87,804
Operating margin, as adjusted	10.3%	8.7%		8.6%	6.8%

Share-based compensation ‡	2,372	2,037		6,859	5,743
Depreciation and amortization	4,918	3,015		11,753	8,923
EBITDA, as adjusted	$57,566	$44,643		$139,654	$102,470

Sales change period over period	35,942			106,150
EBITDA, as adjusted change period over period	12,923			37,184
EBITDA, as adjusted as percentage of sales change	36.0%			35.0%

† Rationalization charges include corporate level adjustments as well as segment operating adjustments.

‡ Amounts for the nine month period ending September 30, 2017, excludes $0.6 million of share-based compensation included in the line item rationalization charges.

TopBuild Corp.

Non-GAAP Reconciliations (Unaudited)

(in thousands, except common share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Gross Profit and Operating Profit Reconciliations

Net sales	$489,044	$453,102	$1,404,865	$1,298,715

Gross profit, as reported	$120,839	$108,139	$339,076	$295,282

Gross profit, as adjusted	$120,839	$108,139	$339,076	$295,282

Gross margin, as reported	24.7%	23.9%	24.1%	22.7%
Gross margin, as adjusted	24.7%	23.9%	24.1%	22.7%

Operating profit, as reported	$49,562	$39,101	$86,895	$85,659

Significant legal settlement	—	—	30,000	—
Rationalization charges	404	435	3,399	2,090
Acquisition related costs	310	55	748	55
Operating profit, as adjusted	$50,276	$39,591	$121,042	$87,804

Operating margin, as reported	10.1%	8.6%	6.2%	6.6%
Operating margin, as adjusted	10.3%	8.7%	8.6%	6.8%

Income Per Common Share Reconciliation

Income from continuing operations before income taxes, as reported	$47,110	$37,895	$80,281	$81,545

Significant legal settlement	—	—	30,000	—
Rationalization charges	404	435	3,399	2,090
Acquisition related costs	310	55	748	55
Loss on extinguishment of debt	—	—	1,086	—
Income from continuing operations before income taxes, as adjusted	47,824	38,385	115,514	83,690

Tax at 38% rate	(18,173)	(14,586)	(43,895)	(31,802)
Income from continuing operations, as adjusted	$29,651	$23,799	$71,619	$51,888

Income per common share, as adjusted	$0.83	$0.63	$1.94	$1.37

Average diluted common shares outstanding	35,737,629	37,952,333	36,842,144	37,942,540

TopBuild Corp.

Same Branch Net Sales and Adjusted EBITDA (Unaudited)

(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net sales
Same branch	$464,622	$452,430	$1,352,048	$1,298,043
Acquired	24,422	672	52,817	672
Total	$489,044	$453,102	$1,404,865	$1,298,715

EBITDA, as adjusted
Same branch	53,652	44,602	132,703	102,429
Acquired	3,914	41	6,951	41
Total	$57,566	$44,643	$139,654	$102,470

Same branch EBITDA, as adjusted as percentage of sales change	74.2%	36.4%	56.1%	30.5%
Acquired EBITDA, as adjusted as percentage of sales change	16.3%	6.1%	13.3%	6.1%

TopBuild Corp.

 Reconciliation of EBITDA to Net Income (Unaudited)

(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income, as reported	$31,393	$24,566	$53,142	$51,299
Adjustments to arrive at EBITDA, as adjusted:
Interest expense and other, net	2,452	1,206	5,528	4,114
Income tax expense from continuing operations	15,717	13,329	27,139	30,246
Depreciation and amortization	4,918	3,015	11,753	8,923
Share-based compensation †	2,372	2,037	6,859	5,743
Significant legal settlement	—	—	30,000	—
Rationalization charges	404	435	3,399	2,090
Loss on extinguishment of debt	—	—	1,086	—
Acquisition related costs	310	55	748	55
EBITDA, as adjusted	$57,566	$44,643	$139,654	$102,470

† Amounts for the nine month period ending September 30, 2017, excludes $0.6 million of share-based compensation included in the line item rationalization charges.

TopBuild Corp.

2017 Estimated Adjusted EBITDA Range (Unaudited)

(dollars in millions)

	Twelve Months Ending December 31, 2017
	Low	High
Estimated net income	$75.1	$78.8
Adjustments to arrive at estimated EBITDA, as adjusted:
Interest expense and other, net	8.0	7.7
Income tax expense from continuing operations	46.0	48.3
Depreciation and amortization	16.1	15.7
Share-based compensation †	9.5	9.2
Significant legal settlement	30.0	30.0
Rationalization charges	3.4	3.4
Loss on extinguishment of debt	1.1	1.1
Acquisition related costs	0.8	0.8
Estimated EBITDA, as adjusted	$190.0	$195.0

† Amounts for the twelve month period ending December 31, 2017, excludes $0.6 million of share-based compensation included in the line item rationalization charges.